UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2019

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of 6.250% Senior Notes due 2026

On August 1, 2019, Select Medical Corporation (the “Select”), a wholly owned subsidiary of Select Medical Holdings Corporation, issued and sold $550 million aggregate principal amount of its 6.250% Senior Notes due 2026 (the “Notes”). The Notes are senior unsecured obligations of Select and are fully and unconditionally guaranteed by certain subsidiaries of Select. The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act pursuant to an Indenture (the “Indenture”), dated August 1, 2019, by and among Select, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”).

Interest on the Notes accrues at the rate of 6.250% per annum and is payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2020. The Notes are Select’s senior unsecured obligations and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness.

The Notes are unconditionally guaranteed on a joint and several basis by each of Select’s direct or indirect existing and future domestic restricted subsidiaries other than certain non-guarantor subsidiaries.

Select may redeem some or all of the Notes prior to August 15, 2022 by paying a “make-whole” premium. Select may redeem some or all of the Notes on or after August 15, 2022 at specified redemption prices. In addition, prior to August 15, 2022, Select may redeem up to 40% of Notes with the net proceeds of certain equity offerings at a price of 106.250% pulse accrued and unpaid interest, if any. Select is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events. These restrictions and prohibitions are subject to certain qualifications and exceptions.

The Indenture contains covenants that, among other things, limit Select’s ability and the ability of certain of Select’s subsidiaries to (i) grant liens on its assets, (ii) make dividend payments, other distributions or other restricted payments, (iii) incur restrictions on the ability of Select’s restricted subsidiaries to pay dividends or make other payments, (iv) enter into sale and leaseback transactions, (v) merge, consolidate, transfer or dispose of substantially all of their assets, (vi) incur additional indebtedness, (vii) make investments, (viii) sell assets, including capital stock of subsidiaries, (ix) use the proceeds from sales of assets, including capital stock of restricted subsidiaries, and (x) enter into transactions with affiliates. In addition, the Indenture requires, among other things, Select to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”). These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Amendment No. 3 to the Select Credit Agreement

On August 1, 2019, Select and Select Medical Holdings Corporation (“Holdings”) entered into Amendment No. 3 (the “Select Amendment”) to that certain Credit Agreement, dated as of March 6, 2017, by and among Holdings, Select, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent (as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2 dated as of October 26, 2018 and the Select Amendment, the “Select Credit Agreement”). Among other things, the Select Amendment: (i) established a new incremental term loan under the Select Credit Agreement in the aggregate principal amount of $500.0 million, (ii) extended the maturity date of the revolving credit facility under the Select Credit Agreement by two years to March 6, 2024, and (iii) amended the Select Credit Agreement in order to, among other things, increase the maximum permitted total net leverage ratio under the Select Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On August 1, 2019, Holdings issued a press release announcing Select had closed the offering of $550 million aggregate principal amount of 6.250% Senior Notes due 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 1, 2019, by and among Select Medical Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Forms of 6.250% Senior Notes due 2026 (included within the Indenture filed as Exhibit 4.1).

10.1

Amendment No. 3, dated August 1, 2019, to the Credit Agreement, dated March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other lenders and issuing banks party thereto, as amended by Amendment No. 1, dated as of March 22, 2018, and Amendment No. 2, dated as of October 26, 2018.

99.1	Press Release, dated August 1, 2019, announcing the closing of the offering of $550 million of 6.250% Senior Notes due 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: August 1, 2019	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary